Exhibit 99.1

                CSS Industries, Inc. Reports Sales and
             Earnings for the Quarter Ended June 30, 2003


    PHILADELPHIA--(BUSINESS WIRE)--July 24, 2003--CSS Industries, Inc. (NYSE:CSS) announced today the results of operations for the first quarter ended June 30, 2003. Sales increased by 15% to $58,290,000 from $50,557,000 in 2002. The loss before cumulative effect of change in accounting principle decreased to $4,039,000, or $.35 per diluted share, compared to a prior year result of $4,340,000, or $.35 per diluted share. The prior year results have been restated to reflect a three for two stock split and also include the adoption of SFAS No. 142, "Goodwill and Other Intangible Assets" ("SFAS No.142"). Upon adoption of SFAS No. 142 and effective with the beginning of its prior fiscal year, April 1, 2002, the Company recorded a non-cash write-off of goodwill and negative goodwill in the amount of $8,813,000, net of taxes, or $.70 per share. The Company's highly seasonal orientation results in operating losses in the first and fourth quarters of the fiscal year and operating profits in the second and third quarters.
    The increase in sales was primarily the result of the inclusion of Crystal Creative Products, Inc. ("Crystal"), acquired on October 18, 2002. Excluding Crystal, sales increased $446,000, or 1%, due to increased sales of educational and other everyday products, partially offset by the shift of Christmas shipments from the first quarter into the second quarter of fiscal 2004. Despite Crystal's seasonal net loss for the quarter of $840,000, which approximated budget, higher margins and lower selling, general and administrative expenses of the other businesses resulted in a decreased loss before the cumulative effect of the change in accounting principle versus the same quarter in the prior year.
    "We are pleased with the first quarter results of the Company. Although it is early in the year, these results support our previous guidance of EPS growth for fiscal year 2004 of approximately 10%," noted David Erskine, President and CEO.

    All statements other than statements of historical fact included in this press release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on the beliefs of the Company's management as well as assumptions made by and information currently available to the Company's management. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including without limitation, general market conditions, increased competition, and other factors described in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2003.
    CSS' consolidated results of operations for the quarters ended June 30, 2003 and 2002 and consolidated condensed balance sheets as of June 30, 2003, March 31, 2003 and June 30, 2002 follow:


                 CSS INDUSTRIES, INC. AND SUBSIDIARIES

                  CONSOLIDATED RESULTS OF OPERATIONS
                              (Unaudited)


(In thousands, except
 per share amounts)
                                                   Three Months Ended
                                                         June 30,
                                                  --------------------
                                                     2003       2002
                                                  --------- ----------

SALES                                              $58,290    $50,557
                                                  --------- ----------

COSTS AND EXPENSES
   Cost of sales                                    42,686     36,205
   Selling, general and administrative expenses     21,553     20,998
   Interest expense, net                               705        275
   Rental and other income, net                       (304)      (141)
                                                  --------- ----------

                                                    64,640     57,337
                                                  --------- ----------

LOSS BEFORE INCOME TAXES                            (6,350)    (6,780)

INCOME TAX BENEFIT                                  (2,311)    (2,440)
                                                  --------- ----------

LOSS BEFORE CUMULATIVE EFFECT
  OF CHANGE IN ACCOUNTING PRINCIPLE                 (4,039)    (4,340)
                                                  --------- ----------

CUMULATIVE EFFECT OF CHANGE IN
   ACCOUNTING PRINCIPLE (NET OF TAX)                    -      (8,813)
                                                  --------- ----------

NET LOSS                                           $(4,039)  $(13,153)
                                                  ========= ==========
BASIC AND DILUTED LOSS PER COMMON SHARE
   Before cumulative effect of accounting change   $  (.35)   $  (.35)
   Cumulative effect of accounting change                -       (.70)
                                                  --------- ----------

   Basic and diluted loss per common share         $  (.35)   $ (1.05)
                                                  ========= ==========

WEIGHTED AVERAGE BASIC AND DILUTED
   SHARES OUTSTANDING                               11,632     12,522
                                                  ========= ==========


                 CSS INDUSTRIES, INC. AND SUBSIDIARIES

                 CONDENSED CONSOLIDATED BALANCE SHEETS


(In thousands)

                                       June 30,  March 31,   June 30,
                                         2003      2003        2002
                                      ---------  --------- ----------
                                     (Unaudited) (Audited) (Unaudited)
            ASSETS

CURRENT ASSETS
    Cash and temporary investments     $  5,426  $ 51,981    $  1,769
    Accounts receivable, net             45,739    47,583      37,816
    Inventories                         163,033   106,648     151,675
    Income tax receivable                 5,112     2,398       2,715
    Deferred income taxes                 6,194     6,226       6,408
    Other current assets                 14,475    13,771      10,256
                                      ---------  --------- ----------

       Total current assets             239,779   228,607     210,639
                                      ---------  --------- ----------

PROPERTY, PLANT AND EQUIPMENT, NET       81,618    82,731      78,172
                                      ---------  --------- ----------

OTHER ASSETS
    Intangible assets, net               36,017    36,045      25,983
    Other                                 4,247     4,578       3,965
                                      ---------  --------- ----------

        Total other assets               40,264    40,623      29,948
                                      ---------  --------- ----------

        Total assets                   $361,861  $351,961    $318,759
                                      =========  ========= ==========
    LIABILITIES AND SHAREHOLDERS'
     EQUITY

CURRENT LIABILITIES
        Notes payable                  $      -  $      -    $ 50,520
       Accrued customer programs         12,963    13,334       9,413
       Other current liabilities         69,230    56,311      63,902
                                      ---------  --------- ----------

              Total current
               liabilities               82,193    69,645     123,835
                                      ---------  --------- ----------

LONG-TERM DEBT, NET OF CURRENT
 PORTION                                 50,000    50,063         141
                                      ---------  --------- ----------

LONG-TERM OBLIGATIONS                     3,785     3,684       2,217
                                      ---------  --------- ----------

DEFERRED INCOME TAXES                     7,939     7,706       5,660
                                      ---------  --------- ----------

SHAREHOLDERS' EQUITY                    217,944   220,863     186,906
                                      ---------  --------- ----------

        Total liabilities and
         shareholders' equity          $361,861  $351,961    $318,759
                                      =========  ========= ==========


    CONTACT: CSS Industries, Inc.
             Clifford E. Pietrafitta, 215-569-9900